                                                                      Exhibit 11

                  KMART CORPORATION AND SUBSIDIARY COMPANIES
               INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


($ Millions)                                                                              Fiscal Year Ended
                                                                      -----------------------------------------------------------
                                                                      January 31, January 25, January 26, January 27, January 29,
                                                                         1996       1995*       1994*       1993*       1992*
                                                                      -----------------------------------------------------------
I.  Earnings per common and common equivalent share:

    Income (loss) from continuing retail operations before
      extraordinary item and the effect of accounting changes           $  (490)    $  104      $  (260)    $  867       $  752
    Less:  Series B and C convertible preferred shares dividend
     payment                                                                 (6)        (9)          (9)        (3)         -
                                                                      -----------------------------------------------------------
    (a)  Adjusted income (loss) from continuing retail operations before extraordinary item and the effect of accounting
             changes                                                       (496)        95         (269)       864          752
    (b)  Discontinued operations including the effect of accounting
             changes, net of income taxes                                   -           75         (169)        74          107
    (c)  Gain (loss) on disposal of discontinued operations,
             net of income taxes                                            (30)       117         (521)       -            -
    (d)  Extraordinary item, net of income taxes                            (51)       -            (10)       -            -
    (e)  Effect of accounting changes, net of income taxes                  -          -            (14)       -            -
                                                                      -----------------------------------------------------------
    (f) Adjusted net income (loss) (1)                                     (577)       287         (983)       938          859
                                                                      ===========================================================
    Weighted average common shares outstanding                            459.8      427.2        408.1      405.7        401.5
    Weighted average $3.41 Depositary Shares outstanding
     (each representing 1/4 share Series A conversion preferred)            -         29.2         46.0       46.0         20.1

    Stock Options:
     Common shares assumed issued                                           1.6        2.2         16.1       17.2         15.5
     Less:  common shares assumed repurchased                              (1.5)      (2.0)       (13.5)     (13.3)       (12.7)
                                                                      -----------------------------------------------------------
                                                                            0.1        0.2          2.6        3.9          2.8
                                                                      -----------------------------------------------------------
    (g)  Applicable common shares, as adjusted (2)                        459.9      456.6        456.7      455.6        424.4
                                                                      ===========================================================
    Earnings per common and common equivalent share:
    Adjusted income (loss) from continuing retail operations
      before extraordinary item and the effect of accounting
      changes (a)/(g)                                                   $ (1.08)    $ 0.21      $ (0.59)    $ 1.90       $ 1.77
    Discontinued operations including the effect of accounting
        changes, net of income taxes (b)/(g)                                -         0.16        (0.37)      0.16         0.25
    Gain (loss) on disposal of discontinued operations,
        net of income taxes (c)/(g)                                       (0.06)      0.26        (1.14)       -            -
    Extraordinary item, net of income taxes (d)/(g)                       (0.11)       -          (0.02)       -            -
    Effect of accounting changes, net of income taxes (e)/(g)               -          -          (0.03)       -            -
                                                                      -----------------------------------------------------------
    Net income (loss) (f)/(g)                                           $ (1.25)    $ 0.63      $ (2.15)    $ 2.06       $ 2.02
                                                                      ===========================================================

    * Prior year amounts have been restated for the effect of discontinued operations.

    (1) Adjusted net income (loss) includes an after-tax provision of $390 million or $0.85 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and an after-tax provision of $723 million or $1.58 per share for fiscal 1993 for store restructuring and other charges.

    (2) Shares were restated for fiscal year 1991 to give effect to the 2 for 1 common stock split that occurred in fiscal 1991.

                                                                      Exhibit 11

                  KMART CORPORATION AND SUBSIDIARY COMPANIES
               INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


($ Millions)                                                                                Fiscal Year Ended
                                                                       ------------------------------------------------------------
                                                                        January 31, January 25, January 26, January 27, January 29,
                                                                           1996        1995*       1994*       1993*       1992*
                                                                        -----------------------------------------------------------
II.  Earnings per common and common equivalent share
      assuming full dilution:

    (h)  Income (loss) from continuing retail operations before
            extraordinary item and the effect of accounting changes       $  (490)    $  104      $ (260)      $  867      $  752
    (i)  Discontinued operations including the effect of accounting
             changes, net of income taxes                                     -           75        (169)          74         107
    (j)  Gain (loss) on disposal of discontinued operations,
             net of income taxes                                              (30)       117        (521)         -           -
    (k)  Extraordinary item, net of income taxes                              (51)       -           (10)         -           -
    (l)  Effect of accounting changes, net of income taxes                    -          -           (14)         -           -
                                                                        -----------------------------------------------------------
    (m)  Adjusted net income (loss) (1)                                      (571)       296        (974)         941         859
                                                                        ===========================================================
    Weighted average common shares outstanding                              459.8      427.2       408.1        405.7       401.5
    Weighted average $3.41 Depositary Shares outstanding
      (each representing 1/4 share Series A conversion preferred)             -         29.2        46.0         46.0        20.1
    Weighted average Series B and C convertible preferred shares
      outstanding                                                             -          9.7         8.0          1.7         -

    Stock Options:
      Common shares assumed issued                                            1.6        2.2        16.6         18.1        19.2
      Less: common shares assumed repurchased                                (1.4)      (2.0)      (14.5)       (13.7)      (14.6)
                                                                        -----------------------------------------------------------
                                                                              0.2        0.2         2.1          4.4         4.6
                                                                        -----------------------------------------------------------
    (n)  Applicable common shares, as adjusted (2)                          460.0      466.3       464.2        457.8       426.2
                                                                        ===========================================================

    Earnings per common and common equivalent share:

    Adjusted income (loss) from continuing retail operations before
         extraordinary item and the effect of accounting changes (h)/(n)  $ (1.07)    $ 0.22      $(0.56)      $ 1.89      $ 1.76
    Discontinued operations including the effect of accounting
             changes, net of income taxes (i)/(n)                             -         0.16       (0.37)        0.16        0.25
    Gain (loss) on disposal of discontinued operations,
             net of income taxes (j)/(n)                                    (0.06)      0.25       (1.12)         -           -
    Extraordinary item, net of income taxes (k)/(n)                         (0.11)       -         (0.02)         -           -
    Effect of accounting changes, net of income taxes (l)/(n)                 -          -         (0.03)         -           -
                                                                        -----------------------------------------------------------
    Net income (loss) (m)/(n)                                             $ (1.24)    $ 0.63      $(2.10)      $ 2.05      $ 2.01
                                                                        ===========================================================
                                                                             (3)        (3)         (3)          (4)         (4)

* Prior year amounts have been restated for the effect of discontinued operations.

(1) Adjusted net income (loss) includes an after tax provision of $390 million or $0.85 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and an after tax provision of $723 million or $1.58 per share for fiscal 1993 for store restructuring and other charges.

(2) Shares were restated for fiscal year 1991 to give effect to the 2 for 1 common stock split that occurred in fiscal 1991.

(3) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(4) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                       2